UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2011

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously announced, Fortune Brands, Inc. (“Fortune Brands” or the “Company”) plans to distribute 100% of the outstanding shares of common stock of Fortune Brands Home & Security, Inc. (“Home & Security”) to the holders of shares of common stock of the Company, subject to the Securities and Exchange Commission declaring effective the Registration Statement on Form 10 filed by Home & Security, authorization by the New York Stock Exchange and other conditions described in the Information Statement included in the Form 10. In this Current Report on Form 8-K, we refer to this transaction as the “Spin-Off.”

In connection with the Spin-Off, on August 25, 2011, Fortune Brands’ Board of Directors increased the number of directors of the Company from seven to nine, effective as of December 1, 2011. In addition, on August 25, 2011, the Board of Directors of the Company elected each of Stephen W. Golsby and Robert A. Steele to the Board of Directors of the Company, effective December 1, 2011. Mr. Golsby and Mr. Steele will serve on the Board of Directors for a term continuing until the Company’s 2012 annual meeting of stockholders. On August 29, 2011, Fortune Brands issued a press release announcing Messrs. Golsby’s and Steele’s elections, a copy of which is attached as Exhibit 99.1.

Both Mr. Golsby and Mr. Steele are independent under the rules of the New York Stock Exchange and the Company’s Corporate Governance Principles. Effective December 1, 2011, Mr. Golsby will serve on the Company’s Compensation and Stock Option Committee and the Corporate Responsibility Committee, and Mr. Steele will serve on the Company’s Audit Committee and the Nominating and Corporate Governance Committee.

(e) On August 25, 2011, in connection with the anticipated Spin-off and the anticipated elimination of Patrick J. Koley’s position with the Company following the Spin-off, the Company’s Compensation and Stock Option Committee amended the terms of the outstanding restricted stock unit awards granted to Mr. Koley at the time he commenced employment with the Company (the “New Hire RSUs”) and all other outstanding restricted stock unit awards held by Mr. Koley at the close of business on the date of the completion of the proposed Spin-off (the “Other RSUs”).

Under the terms of the Employee Matters Agreement to be entered into between the Company and Home & Security in connection with the Spin-off (the “Employee Matters Agreement”), each Fortune Brands restricted stock unit (each, a “Fortune Brands RSU”) held by a departing Fortune Brands employee, such as Mr. Koley, that is outstanding on the date of the completion of the Spin-off will be replaced with one adjusted Company restricted stock unit and one substitute Home & Security restricted stock unit (together, the “Split RSUs”).

The Split RSUs that replace the New Hire RSUs will vest in full, and be payable upon, Mr. Koley’s termination of employment with the Company. In addition, a portion of the Split RSUs that replace the Other RSUs will vest, and be payable upon, Mr. Koley’s termination of employment with the Company. That portion will be equal to the total number of Other RSUs, multiplied by a fraction, the numerator of which is the number of days elapsed between the award date of the Fortune Brands RSUs to which the Split RSUs relate and the date of Mr. Koley’s termination of employment, and the denominator of which is the total number of days in the applicable vesting period of the corresponding Fortune Brands RSUs. All of the other Split RSUs received by Mr. Koley in connection with the Spin-off will terminate upon the effective time of the termination of Mr. Koley’s employment.

Notwithstanding the terms of the Employee Matters Agreement, each Split RSU granted to Mr. Koley to replace a Fortune Brands RSU shall be payable to Mr. Koley as soon as practicable after it vests upon the effective time of his termination of employment, but in no event later than March 15, 2012.

It is anticipated that Mr. Koley’s last day of employment with the Company will be December 31, 2011. As a result of the amendment, 10,233 unvested Split RSUs held by Mr. Koley as of December 31, 2011, which would have otherwise terminated as of such date, will vest.

Item 9.01.	Financial Statements and Exhibits.

(d)

99.1	Press Release of Fortune Brands, Inc. dated August 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Lauren S. Tashma
	Name:	Lauren S. Tashma
	Title:	Vice President, Associate General Counsel and Assistant Secretary

Date: August 31, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Fortune Brands, Inc. dated August 29, 2011.